UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 24, 2020
AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street,	Waltham,	Massachusetts	02451
(Address of Principal Executive Offices)			(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

As part of the its previously announced strategic decision to divest its women’s health assets, AMAG Pharmaceuticals, Inc. (the “Company” or “AMAG”) and Palatin Technologies, Inc. (“Palatin”) have mutually agreed to terminate that certain License Agreement, dated January 8, 2017 (as amended from time to time, the “License Agreement”), pursuant to which the Company was granted (i) an exclusive license in all countries of North America (the “Territory”), with the right to grant sub-licenses, to research, develop and commercialize products containing bremelanotide, which products include Vyleesi® (bremelanotide), a melatonin receptor agonist indicated for the treatment of acquired, generalized hypoactive sexual desire disorder (HSDD) in premenopausal women (collectively, the “Product”), (ii) a worldwide non-exclusive license, with the right to grant sub-licenses, to manufacture the Product, and (iii) a non-exclusive license in all countries outside the Territory, with the right to grant sub-licenses, to research and develop (but not commercialize) the Product.

In connection with such agreement, effective on July 24, 2020 (the “Termination Date”), the Company and Palatin entered into an agreement detailing the terms and conditions for the termination of the Company’s rights and obligations to develop and commercialize the Product under the License Agreement, and for the transfer of full ownership of the Product back to Palatin (the “Termination Agreement”).

In accordance with the terms of the Termination Agreement, AMAG will transfer and assign to Palatin the marketing authorization and regulatory approval for the Product, inventory, third party contracts, intellectual property rights and related regulatory files and commercial materials of AMAG related to the Product in the Territory. As more fully described in the Termination Agreement, in consideration for the early termination of the License Agreement, the assumption of certain liabilities by Palatin, and in lieu of any future milestone payments, royalties and other payments by AMAG to Palatin contemplated by the License Agreement, AMAG will pay Palatin $12 million at the Termination Date and $4.3 million on March 31, 2021. Subject to certain limitations and carve-outs and as more fully described therein, the Termination Agreement further provides that each party to the Termination Agreement will (i) release the other from liabilities, losses and claims related to the License Agreement and certain other matters that such party may have against the other, and (ii) indemnify the other for certain liabilities and third party claims relating to the development and commercialization of the Product, the assets and liabilities transferred and assigned pursuant to the Termination Agreement and certain other matters.

The Company and Palatin have also entered into certain ancillary agreements in connection with their entry into the Termination Agreement, including a transition services agreement outlining certain services that the Company will be providing to Palatin for a period of time following the Termination Date.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

The representations, warranties, and covenants contained in the Termination Agreement were made only for purposes of the Termination Agreement and as of specific dates, were solely for the benefit of the parties to the Termination Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Termination Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Termination Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Termination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

A copy of the press release announcing the termination of the License Agreement is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*^	Termination Agreement, dated July 24, 2020, by and between AMAG Pharmaceuticals, Inc. and Palatin Technologies, Inc. (filed herewith)
99.1	Press release issued by AMAG Pharmaceuticals, Inc. on July 27, 2020 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish on a supplemental basis copies of any of the omitted schedules upon request by the Commission.

^ Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Chief Business Officer & Corporate Secretary

Dated:	July 27, 2020

4